EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2004, relating to the consolidated financial statements and financial statement schedule of Polycom, Inc., which appears in Polycom, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

May 28, 2004